Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (“PNC”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Gregory H. Kozich, Christi Davis, and George P. Long, III, and each of them individually, with full power to act without the others and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed for the offering and/or sale of shares of PNC common stock in connection with The PNC Financial Services Group, Inc. 2006 Incentive Award Plan and any successor plan or plans, and any and all amendments (including post-effective amendments) to such Registration Statement or Registration Statements, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 18th day of August, 2011.

Name/Signature	Capacity

/s/ James E. Rohr	Chairman, Chief Executive Officer (Principal Executive Officer) and Director
James E. Rohr

/s/ Richard J. Johnson	Chief Financial Officer (Principal Financial Officer)
Richard J. Johnson

/s/ Gregory H. Kozich	Controller (Principal Accounting Officer)
Gregory H. Kozich

/s/ Richard O. Berndt	Director
Richard O. Berndt

/s/ Charles E. Bunch	Director
Charles E. Bunch

/s/ Paul W. Chellgren	Director
Paul W. Chellgren

/s/ Kay Coles James	Director
Kay Coles James

/s/ Richard B. Kelson	Director
Richard B. Kelson

/s/ Bruce C. Lindsay	Director
Bruce C. Lindsay

/s/ Anthony A. Massaro	Director
Anthony A. Massaro

/s/ Jane G. Pepper	Director
Jane G. Pepper

/s/ Donald J. Shepard	Director
Donald J. Shepard

/s/ Lorene K. Steffes	Director
Lorene K. Steffes

/s/ Dennis F. Strigl	Director
Dennis F. Strigl

/s/ Thomas J. Usher	Director
Thomas J. Usher

/s/ George H. Walls, Jr.	Director
George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director
Helge H. Wehmeier